UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2024

Miami Breeze Car Care, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-42025	86-2579086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Brickell Ave, PH 5, Miami, FL 33131

(Address of principal executive offices)

Registrant’s telephone number, including area code	(786) 743-3017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Miami Breeze Car Care, Inc. is referred to herein as the “Company,” “we,” “our,” or “us.”

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 28, 2025, the Company completed the acquisition of 100% ownership of Gin City Group, Inc, a Florida corporation and it’s wholly owned subsidiary, Gincity GmbH. The transaction was completed by and between the Company and the shareholders of Gin City Group, Inc., represented by the holder of the Series A Super Voting Preferred Stock of Gin City Group, Inc., Harald Gietmann, who has a material relationship with the Company, via his appointment as a director and officer of the Company, and through his acquisition of 100% of the Series A Preferred Stock of the Company as described below.

The nature and amount of consideration given or received for the assets was exactly one (1) share of the Company’s common stock, par value $0.0001 per share, for each one (1) share of Gin City Group, Inc. held as of the record date of February 19, 2025, for a total of exactly 20,730,050 shares of the Company’s common stock to be issued to those shareholders of Gin City Group, Inc. As GH Bill, Inc. and Harald Gietmann have an interest in both the Company and Gin City Group Inc, the parties have agreed to return their shares of the newly issued common stock of the Company pursuant to the Acquisition to treasury. As a result, the total amount of shares issued pursuant to the Acquisition will be 14,030,050 of common stock of the Company.

Item 5.01 Changes in Control of Registrant

A change in control of the registrant occurred on October 29, 2024. The person who acquired such control is Harald Gietmann. The events that resulted in the change in control were the Board Resolution appointing Mr. Gietmann as a director of the Company, holding the offices of President, Chief Executive Officer, and Chief Financial Officer of the Company, and the stock purchase agreement between GH Bill, Inc. and Harald Gietmann, whereby 100% of the Company’s Series A Preferred Stock and 6,000,000 shares of the Company’s common stock were purchased by Mr. Gietmann. Holders of the Company’s Series A Preferred Stock are entitled to vote with the holders of other classes of stock of the Company, and are entitled to sixty-five percent (65%) of all votes (including, but not limited to, common stock and other classes of stock) entitled to vote at each meeting of the shareholders of the Company (and written actions of the shareholders in lieu of meetings) with respect to any and all matters presented to the shareholder of the Company for their action or consideration.

The basis of the control includes the appointment as a director and officer of the Company and acquisition of 100% of the Company’s Series A Preferred Stock now beneficially owned directly or indirectly by Harald Gietmann (via a stock purchase agreement between GH Bill, Inc., prior holder of 100% of the Company’s Series A Preferred Stock and 6,000,000 shares of common stock, and Harald Gietmann). The amount of the consideration in purchasing the Series A Preferred Stock was forty thousand dollars ($40,000.00).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miami Breeze Car Care, Inc.
(Registrant)
Date:	March 5, 2025
		By:	/s/ Harald Gietmann
		Name:	Harald Gietmann
		Title:	Chief Executive Officer